Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statements No. 333-153769 and 333-160129 on Form S-3 and in Registration Statements No. 333-62780, No. 333-63186, No. 333-130605, No. 333-153202 and No. 333-153770 on Form S-8 of our reports dated February 26, 2010 relating to the consolidated financial statements and financial statement schedule of Willis Group Holdings Public Limited Company (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of the noncontrolling interest guidance from Accounting Standards Codification 810, Consolidations (formerly Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB 51)) and the effectiveness of Willis Group Holdings Public Limited Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Willis Group Holdings Public Limited Company for the year ended December 31, 2009.
DELOITTE LLP
London, United Kingdom
February 26, 2010